UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRANSOCEAN LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On April 29, 2013, Transocean Ltd. distributed the following message all employees via e-mail:

Remember to Vote on Proxy Proposals

To the attention of all employee shareholders.  Your vote at our upcoming annual meeting on May 17, 2013 is very important.  If you have not yet voted your shares we urge you to do so.

If you have any questions, need assistance in voting your shares, or have not received your proxy card please call Innisfree M&A Incorporated, the firm assisting us in the solicitation, at 1 877 456-3507 (toll-free from the United States or Canada) or +1 412-232-3651 (from other countries). Shareholders in the European Union may also call Lake Isle M&A Incorporated, Innisfree's United Kingdom subsidiary, free-phone at 00 800 7710 9970, or direct at +44 20 7710 9960.

On April 29, 2013 Transocean Ltd. distributed the following notice to certain institutional shareholders via e-mail:

Dear Shareholder,

Please be advised that the Annual General Meeting of Transocean Ltd. will be held on May 17, 2013 in Zug, Switzerland.

A presentation to investors, the Proxy Statement, the 2012 Annual Report and other documents relating to the AGM are available at www.transoceanvalue.com

You may receive solicitation materials from a dissident shareholder, Carl C. Icahn and certain of his affiliates (collectively, the ''Icahn Group''), seeking your proxy to vote for his three nominees to become members of the Board of Directors and a dividend out of the company's paid-in capital to shareholders in lieu of the Board's distribution proposal.

We urge you to discard any Gold proxy card Mr. Icahn may provide you and instead to return a
WHITE proxy card voting in support of your Board's recommendations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

•	FOR the election of the company's Board nominees: Frederico F. Curado; Thomas W. Cason; Steven L. Newman; Robert M. Sprague; and J. Michael Talbert.

•	FOR our proposal of a distribution of qualifying additional paid-in capital in the form of a dividend in the amount of USD $2.24 per outstanding share of the company.

YOUR VOTE IS EXTREMELY IMPORTANT. Your Board does not believe that Mr. Icahn is acting in your best interests. We urge you to protect the future of your investment in Transocean by voting on the company's WHITE proxy card today in support of your Board's recommendations.

PLEASE ALSO NOTE:
Transocean Ltd. is incorporated in Switzerland, has issued registered shares and trades on both the New York Stock Exchange and the SIX Swiss Exchange, share blocking and re-registration are not requirements for any Transocean shares to be voted at the meeting and all shares may be traded after the record date.

If you receive any notice from your custodian or proxy agent indicating that registration is required or that share blocking applies to this meeting, please contact us for clarification.

Contact your custodian or your proxy voting service as to their voting deadlines
PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE YOUR VOTE IS COUNTED

Reference:

General Meeting of Shareholders: May 17, 2013

Transocean Ltd. Common Shares:
ISIN - CH0048265513
SEDOL - B5W3ND5 CH and B3KFWW1 US
CUSIP - H8817H100

Voting Record Date: April 30, 2013

Innisfree M&A Incorporated is the Proxy Solicitor for TRANSOCEAN LTD.
If you have questions please contact:
Meredith Cole (phone +1 212 750 5833) at Innisfree M&A Incorporated (New York) or
Michael Payne (phone: +44 (0)20 7710 9960) at Lake Isle M&A Incorporated (London)

Innisfree M&A Incorporated (New York) and its wholly-owned subsidiary Lake Isle M&A Incorporated (London) provide clients with sound tactical and strategic advice and results-oriented implementation in proxy solicitations, tender and exchange offers, mergers, rights offerings, restructurings and other corporate actions - friendly or contested, domestic or cross-border. In addition, we provide consulting services on strategic management issues, such as corporate governance, executive compensation and investor relations. With an experienced professional staff in New York, London, and Pittsburgh, we have represented hundreds of companies in over 20 countries. - www.innisfreema.com